Exhibit 99.1

Zion Oil & Gas Operational Update on Megiddo-Jezreel #1 Well in Israel

DALLAS and CAESAREA, Israel, November 20, 2018 /PRNewswire/ -- Zion Oil & Gas, Inc. (NASDAQ: ZN) announces that it has completed the testing program of its primary zones located within the Jurassic and Cretaceous-age Formations of the Megiddo-Jezreel #1 (MJ #1) well.

As a result of the testing, Zion has determined that the well is not commercially productive.

Zion’s Chief Executive Officer, Dustin Guinn commented, “Unlike the lower Triassic zones, two of the multiple zones we tested within the Middle Jurassic and Cretaceous had sufficient permeability and porosity to flow to surface, as outlined below:

1.	Zone 1:
a.	3,468-3,461 meters would not flow naturally to surface. The fluid characteristics obtained while swabbing indicated high chloride brine.

2.	Zone 2:
a.	3,455-3,446 meters would not flow naturally to surface. The fluid characteristics obtained while swabbing indicated high chloride brine.

3.	Zone 3:
a.	3,325-3,310 meters would not flow naturally to surface. The fluid characteristics obtained while swabbing indicated high chloride brine.

4.	Zone 4;
a.	1,784-1,775 meters flowed naturally and continuously to surface. The fluid characteristics obtained from monitoring samples taken while the well was flowing indicated low chloride water.

5.	Zone 5:
a.	1,232.5 – 1,228 meters flowed naturally and continuously to surface. The fluid characteristics obtained from monitoring samples taken while the well was flowing indicated low chloride water.

The fluid did not contain hydrocarbons, and further testing at this time is not warranted. Zion is currently in discussions with the Israeli government on plugging obligations. Given the thermal gradient, flow rates, surface pressure and low salinity, certain ministries within the Israeli government have made requests of Zion concerning the use of the well as a water monitoring well. Zion will review the economic impact and obligations as a result of this request to determine a prudent plugging plan.

While the well was not commercially viable, Zion has learned a great deal from the drilling and testing of this well. We refer to our previous press release and operational update of August 16th, 2018 where we outlined our testing objectives relating to this well. We believe that the drilling and testing of this well carried out the testing objectives we previously outlined and may support further evaluation and potential further exploration efforts within our License area. Those efforts will obviously take time and support and additional financial resources, which we will need to raise, but we are confident that it will be time and resources well spent to deliver on Zion’s mission and the vision of supporting Israel.

Management, along with all of our staff, want to sincerely thank you for your continued support. There is much left to do, and it is an honor to represent our shareholders in this mission.”

“But everything exposed by the light becomes visible and everything that is illuminated becomes a light”

Ephesians 5:13

“That your faith should not stand the wisdom of men, but in the power of God”

1 Corinthians 2:5

FORWARD-LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion’s planned operations, anticipated attributes of geological strata that may be drilled or tested in the future, our ability to raise additional funds in amounts adequate to support further exploration efforts in our license areas, operational risks in ongoing exploration efforts, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Info:

Zion Oil & Gas, Inc. (NASDAQ: ZN)
12655 North Central Expressway, Suite 1000, Dallas, TX 75243
Andrew Summey
Telephone: 888-891-9466
Email: andrew.summey@zionoil.com
www.zionoil.com